As filed with the Securities and Exchange Commission on April 2, 1999

                                                      Registration No. 333-13399
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                 POST-EFFECTIVE
                                 AMENDMENT No. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                               THE WET SEAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                 33-0415940
   (State or Other Juris-                       (I.R.S. Employer
  diction of Incorporation                       Identification
      or Organization)                               Number)





                                  26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610
                                 (949) 583-9029
     (Address, Including Zip Code, and Telephone Number, Including Area Code
                  of Registrant's Principal Executive Offices)

                                Edmond S. Thomas
                                  26972 BURBANK
                        FOOTHILL RANCH, CALIFORNIA 92610
                                 (949) 583-9029
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                               __________________
                                    Copy to:

                                Alan Siegel, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                               __________________

         Approximate date of commencement of proposed sale to the public: Not applicable.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES


                  This Post-Effective Amendment No. 2 on Form S-3 of The Wet Seal, Inc. (the "Company") amends the Registration Statement on Form S-3 (No. 333-13399) (as previously amended, the "Registration Statement") of the Company that was originally declared effective by the Securities and Exchange Commission on October 3, 1996.

                  The Company originally registered an aggregate of 200,000 shares of Class A Common Stock, $.10 par value (the "Securities"), pursuant to Rule 415 under the Securities Act of 1933, as amended, for resale by certain selling securityholders. Pursuant to an undertaking of the Company set forth in
Item 17(a)(3) of Part II of the Registration Statement, the Company agreed to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Company hereby amends the Registration Statement by deregistering all 200,000 shares of the unsold Securities.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on April 2, 1999.

                                  THE WET SEAL, INC.

                                  By: /S/ EDMOND S. THOMAS
                                      ________________________________
                                      Edmond S. Thomas
                                      President and Chief Operating Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






               Signature                                   Title                                     Date
               ---------                                   -----                                     ----

               *
_____________________________                    Chairman of the Board and                       April 2, 1999
      Irving Teitelbaum                                  Director

               *
_____________________________                     Vice Chairman and Chief                        April 2, 1999
       Kathy Bronstein                        Executive Officer and Director
                                               (Principal Executive Officer)

               *
_____________________________                       President and Chief                          April 2, 1999
       Edmond S. Thomas                       Operating Officer and Director



               *
_____________________________                 Senior Vice President of Finance and               April 2, 1999
        Ann Cadier Kim                         Chief Financial Officer (Principal
                                               Financial and Accounting Officer)

               *
_____________________________                        Secretary and Director                      April 2, 1999
         Stephen Gross

               *
_____________________________                               Director                             April 2, 1999
    George H. Benter, Jr.

               *
_____________________________                               Director                             April 2, 1999
        Walter F. Loeb

               *
_____________________________                               Director                             April 2, 1999
        Wilfred Posluns

               *
_____________________________                               Director                             April 2, 1999
        Gerald Randolph







                                                       3


             *
_____________________________                               Director                             April 2, 1999
        Alan Siegel


*By: /S/ EDMOND S. THOMAS
     ________________________
         Edmond S. Thomas
         Attorney-in-Fact




















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